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                                                                EXHIBIT 10.20

BUDGET GROUP, INC.
4225 Naperville Road
Lisle, Illinois  60532-3662


         January 14, 1998

         Budget Group, Inc.
         4225 Naperville Road
         Lisle, Illinois  60532-3662
         Attention:  Robert L. Aprati
         Executive Vice President,
         General Counsel and Secretary

               Re:   Class B Common Stock

         Dear Bob:

         The undersigned, Sanford Miller, Jeffrey Congdon and John Kennedy (collectively, the "Class B Stockholders"), are the beneficial and record owners of an aggregate of 1,936,600 shares of Class B common stock, par value $.01 per share ("Class B Common Stock"), of Budget Group, Inc. ("Budget"), which shares of Class B Common Stock represent all of the issued and outstanding shares of Class B Common Stock. The Class B Stockholders are also the holders of options to purchase an aggregate of 240,000 shares of Class B Common Stock. Each share of Class B Common Stock is convertible at any time, at the option of the holder, into one share of Class A common stock, par value $.01 per share ("Class A Common Stock"), of Budget, and the shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock in the event the beneficial or record ownership of such Class B Common Stock is transferred to any person or entity that is not then a record or beneficial holder of shares of Class B Common Stock.

         The Board of Directors of Budget has determined that it is advisable and in the best interests of Budget to enter into an agreement with the Class B Stockholders regarding the conversion of the Class B Common Stock into shares of Class A Common Stock. In consideration of the mutual promises and agreements contained herein, the Class B Stockholders hereby covenant and agree with Budget that the Class B Stockholders will not (i) convert the shares of Class B Common Stock held by them (or any shares of Class B Common Stock issuable to the Class B Stockholders upon the exercise of options or otherwise) into shares of Class A Common Stock or (ii) take any action that would result in the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock until the earlier to occur of (x) the effective date of an amendment to Budget's Amended and Restated Certificate of Incorporation to increase the number of shares of Class A Common Stock that Budget is authorized to issue and (y) May 31, 1998.

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This letter agreement will be governed by and construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the conflicts of law principles thereof.

This letter agreement may be executed in one or more counterparts, each of which shall for purposes be deemed to be an original and all of which shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreements, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent binding agreement among you and ourselves.

Very truly yours,



/s/ Sanford Miller
------------------------------------
Sanford Miller



/s/ Jeffrey Congdon
------------------------------------
Jeffrey Congdon



/s/ John Kennedy
------------------------------------
John Kennedy





Accepted and agreed as of the
1st day of January, 1998:

BUDGET GROUP, INC.


By: /s/ Robert L. Aprati
   ---------------------------------
     Robert L. Aprati
     Executive Vice President,
     General Counsel and Secretary